EXHIBIT 99.03
                                Southern Company
                        Significant Factors Impacting EPS

                                            3 Months Ended September               Year-to-Date September
                                         ------------------------------        -----------------------------
                                          2006        2005      Change         2006        2005       Change
                                          ----        ----      ------         ----        ----       ------

Consolidated Earnings-As Reported        $0.99       $0.97      $0.02         $1.86      $ 1.92     $ (0.06)
(See Notes)
Significant Factors:
--------------------
  Retail Business                                                0.03                                  0.01
  Competitive Generation                                          -                                    0.03
  Synthetic Fuels                                               (0.03)                                (0.09)
  Parent Company and Other                                       0.02                                 (0.01)
                                                                -----                               -------
   Total-As Reported                                            $0.02                               $ (0.06)
                                                                =====                               =======

                                            3 Months Ended September               Year-to-Date September
                                         ------------------------------        -----------------------------
                                          2006        2005      Change         2006        2005       Change
                                          ----        ----      ------         ----        ----       ------

Consolidated Earnings-Excluding Synfuels $0.99       $0.94      $0.05         $1.86      $ 1.83      $ 0.03
(See Notes)
   Total-As Reported                                             0.02                                 (0.06)
   Less:  Synthetic Fuels                                        0.03                                  0.09
                                                                -----                                ------
     Total-Excluding Synthetic Fuels                            $0.05                                $ 0.03
                                                                =====                                ======

Notes
-----
- Southern Company GAS completed the sale of substantially all of its assets on January 4, 2006 and is included in consolidated earnings in all periods as discontinued operations.
- As a result of tax credits generated from synthetic fuel production, Southern Company's synthetic fuel investments contributed significantly to Southern Company's earnings and earnings per share for the three months and nine months ended September 30, 2005. Due to higher levels of oil prices, such tax credits are expected to be partially or completely phased out in 2006.
- Certain prior year data has been reclassified to conform with current year presentation.
- Information contained in this report is subject to audit and adjustments and certain classifications may be different from final results published in the Form 10-Q.